As filed with the Securities and Exchange Commission on December 16, 2011.
File No. 333-________

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECRURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-2049910
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia 24012
(Address of Principal Executive Offices)(Zip Code)

Advance Auto Parts, Inc.
2004 Long-Term Incentive Plan
(Full title of the plan)

Sarah Powell, Esq.
Advance Auto Parts, Inc.
5008 Airport Road
Roanoke, Virginia 24012
(Name and address of agent for service)

(540) 362-4911
(Telephone Number, including area code, for agent for service)

Copy to:
Christina Edling Melendi, Esq.
Bingham McCutchen LLP
399 Park Avenue
New York, New York  10022
(212) 705-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
2004 Long-Term Incentive Plan Common Stock (par value $0.0001 per share)	5,000,000	$67.29	(2)	$336,450,000	$38,557.17

(1)                                  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)                                  The estimated price of $67.29 per share, which is the average of the high and low sales price of the Registrant's common stock as reported by the New York Stock Exchange on December 14, 2011, is set forth solely for the purpose of calculating the fee pursuant to Rules 457(c) and (h).

EXPLANATORY NOTE

This registration statement is being filed solely for the purpose of registering 5,000,000 additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Advance Auto Parts, Inc. (the “Registrant”) to be offered to participants under the Registrant's 2004 Long-Term Incentive Plan, as amended (the “Plan”). Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-115772), as filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2004, the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (file No. 333-115772), as filed with the Commission on May 25, 2004, covering an aggregate of 5,746,847 shares of Common Stock that may be issued pursuant to the Plan, and the Registrant's Registration Statement on Form S-8 (File No. 333-155449), as filed with the Commission on November 18, 2008, covering an additional 3,000,000 shares of Common Stock subject to issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)          The Registrant's Annual Report on Form 10-K for the year ended January 1, 2011 filed with the Commission on March 1, 2011;

(b)          The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 23, 2011 filed with the Commission on June 1, 2011;

(c)          The Registrant's Quarterly Report on Form 10-Q for the period ended July 16, 2011 filed with the Commission on August 24, 2011;

(d)          The Registrant's Quarterly Report on Form 10-Q for the period ended October 8, 2011 filed with the Commission on November 16, 2011;

(e)         The Registrant's Current Report on Form 8-K filed with the Commission on May 20, 2011;

(f)          The Registrant's Current Report on Form 8-K filed with the Commission on June 3, 2011;

(g)          The Registrant's Current Report on Form 8-K filed with the Commission on August 26, 2011;

(h)          The Registrant's Current Report on Form 8-K filed with the Commission on September 13, 2011;

(i)          The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 7, 2011; and

(j)           The description of the Registrant's Common Stock contained in the Registrant's Initial Registration on Form 8-A filed with the Commission on November 29, 2001.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

                                                The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Description

3.1
Restated Certificate of Incorporation of Advance Auto Parts, Inc. (“Advance Auto”) (incorporated by reference to the same numbered exhibit to Form 10-Q filed by the Registrant with the Commission on August 16, 2004).

3.2	Amended and Restated Bylaws of Advance Auto Parts, Inc. (effective August 12, 2009) (incorporated by reference to the same numbered exhibit to Form 8-K filed with the Commission on August 17, 2009).

4.1	Advance Auto Parts, Inc. 2004 Long-Term Incentive Plan (as amended) (incorporated by reference to Exhibit 10.19 to Form 10-Q filed by the Registrant with the Commission on May 29, 2008).

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Power of Attorney (included in signature page to Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roanoke, Commonwealth of Virginia, on this 16th day of December, 2011.

ADVANCE AUTO PARTS, INC.

By:	/s/ Michael A. Norona
Name: Michael A. Norona Title: Executive Vice President and Chief Financial Officer

/s/ Darren R. Jackson
Name: Darren R. Jackson Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren R. Jackson and Michael A. Norona his true and lawful attorney-in-fact, each acting alone, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the date indicated:

Signature	Title	Date

/s/ Darren R. Jackson	Chief Executive Officer and Director	December 16, 2011
Darren R. Jackson

/s/ Michael A. Norona	Executive Vice President and Chief	December 16, 2011
Michael A. Norona	Financial Officer
(Principal Financial and
Accounting Officer)

/s/ John C. Brouillard	Chairman and Director	December 16, 2011
John C. Brouillard

/s/ Frances X. Frei	Director	December 16, 2011
Frances X. Frei

/s/ J. Paul Raines	Director	December 16, 2011
J. Paul Raines

/s/ William S. Oglesby	Director	December 16, 2011
William S. Oglesby

/s/ Gilbert T. Ray	Director	December 16, 2011
Gilbert T. Ray

/s/ Carlos A. Saladrigas	Director	December 16, 2011
Carlos A. Saladrigas

/s/ Jimmie L. Wade	President and Director	December 16, 2011
Jimmie L. Wade

/s/ John F. Bergstrom	Director	December 16, 2011
John F. Bergstrom

/s/ Fiona P. Dias	Director	December 16, 2011
Fiona P. Dias

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1
Restated Certificate of Incorporation of Advance Auto Parts, Inc. (“Advance Auto”) (incorporated by reference to the same numbered exhibit to Form 10-Q filed by the Registrant with the Commission on August 16, 2004).

3.2	Amended and Restated Bylaws of Advance Auto Parts, Inc. (effective August 12, 2009) (incorporated by reference to the same numbered exhibit to Form 8-K filed with the Commission on August 17, 2009).

4.1	Advance Auto Parts, Inc. 2004 Long-Term Incentive Plan (as amended) (incorporated by reference to Exhibit 10.19 to Form 10-Q filed by the Registrant with the Commission on May 29, 2008).

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Power of Attorney (included in signature page to Registration Statement).